Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference into the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (File No. 333-179902) of India Globalization Capital, Inc. of: (i) our report on the financial statements of India Globalization Capital, Inc. for the fiscal years ended March 31, 2012 and March 31, 2011. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

 /s/Yoganandh & Ram
YOGANANDH & RAM
Chennai, India

December 24, 2012